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                                                               Exhibit 99.1



The Board of Directors
Staodyn, Inc.
1225 Florida Avenue
P.O. Box 1379
Longmont, CO 80502

Members of the Board:

    We hereby consent to the use in this Registration Statement on Form S-4 of our opinion as to the fairness, from financial point of view, to the common stockholders of Staodyn, Inc. of the Merger Consideration, to the inclusion of our opinion as Appendix C to the proxy statement/prospectus portion of the Registration Statement, and to the reference to our firm under the headings "Opinion of Staodyn's Financial Advisor" and "Background of the Merger" in the proxy statement/prospectus.



                                      The Wallach Company, Inc.